EXHIBIT 99.1

ELITE PHARMACEUTICALS REVIEWS BUSINESS DEVELOPMENTS AND PROJECTED CORPORATE MILESTONES

Tuesday November 15, 10:41 am ET

- COMPANY TO HOST AN INVESTOR CONFERENCE CALL AT 4:30 EST TODAY

- COMPANY EXPECTS TO RELEASE PILOT PHASE I DATA FOR ITS ABUSE-RESISTANT OXY-NAL(TM) BY YEAR-END 2005

NORTHVALE, N.J., Nov. 15 /PRNewswire-FirstCall/ -- Elite Pharmaceuticals, Inc. (Amex: ELI - NEWS) provided an update on recent achievements and projected timelines for both its pain management and controlled released drug delivery programs.

PAIN MANAGEMENT

Elite announced that it expects to release its pilot Phase I data for its abuse-resistant Oxy-Nal(TM) by year-end 2005.

Oxy-Nal(TM) utilizes Elite's proprietary Abuse Resistant Technology (ART(TM)) to address the growing opioid abuse problem in this country. Use of opioids for non-medical purposes has grown over 400% over the past several years, with abusers primarily crushing/chewing and ingesting, and crushing and inhaling the drug product. Currently no opioid abuse resistant product is on the market.

Elite anticipates initiating Phase II studies for Oxy-Nal(TM) in 2006. Elite's goal is to file an NDA in 2008, and expects to have a licensing partner in place prior to initiation of its Phase III trials.

Oxy-Nal (TM) is based on combining two well-known and well-tolerated compounds used for years to treat pain and provide relief to alcoholics and drug abusers during the withdrawal process. Elite's technology incorporates an opioid antagonist naltrexone hydrochloride with an agonist oxycodone hydrochloride -- in the same formulation, formulated in such a way that naltrexone will only be released and absorbed if the capsule is crushed or damaged. The naltrexone interferes with the receptor sites in the brain blocking the effects of oxycodone, hence preventing the abuser from getting high or achieving the euphoric effect they are seeking. If the capsule is taken as intended in it's unaltered form, the naltrexone is not released or absorbed and will not antagonize the opioid.

In addition to the abuse-resistant product, Elite is continuing to develop other clinical products in the pain management field. The Company anticipates filing an IND for its once-daily oxycodone product by the end of the year.

Commenting on Elite's pain management strategy, Mr. Bernard Berk, Chairman and Chief Executive Officer of Elite Pharmaceuticals, Inc., stated, "We are encouraged by our early clinical results and believe that we have a compelling approach to curb opioid abuse. We will continue to develop novel controlled release drug products to treat and manage pain."

In addition to advances in pain management, Elite has made significant progress over the past 12 months applying its broad-based controlled-released drug delivery technology to multiple drugs. Highlights of recent activities include:

         -- Launch of Lodrane 24(R), a once-daily antihistamine product for allergies brought to market in partnership with ECR Pharmaceuticals. The oral antihistamine market in 2004 was approximately $3 billion.

         -- Scale up of Elite's second allergy product with an addressable market of approximately $500 million.

         -- A development and manufacturing license agreement with Pliva, Inc., a subsidiary of PLIVA d.d. to develop and manufacture a generic controlled generic release product of an anti-infective drug with a U.S generic market size of approximately $90 million in 2004.

         -- A development and manufacturing license agreement with Harris Pharmaceuticals, Inc. and Tish Technologies to develop and manufacture a generic controlled release product of an anti-infective drug with a U.S brand market size of approximately $80 million in 2004.

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         -- A co-development agreement with IntelliPharmaCeutics to develop a controlled release generic product with a branded market in 2004 of approximately $4 billion.

Goals over the next 12 months for the controlled-release platform include:

         -- Completion of pilot Phase I studies on our abuse resistant program

         -- Initiation of Phase II studies on our Oxy-Nal(TM) abuse resistant program.

         -- Launch of Elite's second once-daily allergy product.

         -- Filing of two ANDA's for controlled release generic products.

         -- Filing of an IND for once-a-day controlled release oxycodone hydrochloride product.

         -- Completion of pilot Phase I studies on once-a-day controlled release oxycodone product.

Concerning Elite's controlled-release product pipeline, Mr. Berk commented, "We will continue looking for niche opportunities in the area of controlled release drug products for difficult-to-formulate drugs which present high barriers to entry, with particular emphasis on pain management. We have signed three deals in 2005 and Elite's reputation as a highly specialized company focused on difficult-to-formulate oral controlled release drugs continues to attract partners."

Mr. Berk cautioned, however, no representation can be made that the Company will have sufficient resources, including financial, to complete any of the goals or as to the period required to accomplish any of these goals or that any material revenues will result from these undertakings.

CONFERENCE CALL INFORMATION

Elite Pharmaceuticals, Inc. will hold a telephone conference call and live webcast at 4:30 p.m. ET on Tuesday, November 15, 2005 to review the Company's accomplishments and outline future goals.

Bernard Berk, Chairman & CEO, will host the call, which will include a presentation followed by questions and answers. Chris Dick, who is involved in our business development operations, Dr. Charan Behl, our Scientific Advisor, and Mark Gittelman, Chief Financial Officer will also participate on the call.

Elite Pharmaceuticals invites interested participants in hearing management's discussion to join the call by dialing 1-877-407-8033. International callers may access the call by dialing 201-689-8033. A replay of the conference call will be available through November 22, 2005 and accessible by dialing 1-877-660-6853 for domestic participants and 201-612-7415 for international participants. When prompted participants should enter passcode 286 and conference ID number 177772. Participant's may access the webcast on the Company website at www.elitepharma.com and will be available for ninety days.

ABOUT ELITE PHARMACEUTICALS

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off- patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of seven drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $6 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under the control of Elite or Pliva, which may cause actual results, performance or achievements of the companies to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in the Elite's filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. The companies undertake no obligation to update any forward-looking statements.

Source: Elite Pharmaceuticals, Inc.